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                                                                    EXHIBIT 10.6

Note: Confidential treatment has been requested pursuant to Rule 406 under the Securities Act of 1933, as amended. Certain portions of this exhibit have been omitted. The omitted portions of this exhibit have been separately filed with the Securities and Exchange Commission.

               AMENDED AND RESTATED DISTRIBUTOR LICENSE AGREEMENT
                                     BETWEEN
                           ORBITAL IMAGING CORPORATION
                                       AND
                       SAMSUNG AEROSPACE INDUSTRIES, LTD.

                  This Restated Distributor License Agreement (the "Agreement") is made and entered into this _______ day of November, 1996, between Orbital Imaging Corporation ("ORBIMAGE"), whose principal place of business is 21700 Atlantic Boulevard, Dulles, Virginia, 20166, USA, and Samsung Aerospace Industries, Ltd.. (the "Licensee"), whose principal place of business is 150, 2-ka Taepyungro, Chung-ku, Seoul, Korea. This Agreement amends and restates the Distributor License Agreement between ORBIMAGE and the Licensee dated December 1, 1995 (the "Original Agreement").

                  WHEREAS, ORBIMAGE intends to construct and operate a satellite-based, low-Earth orbit, high-resolution remote sensing system;

                  WHEREAS, ORBIMAGE intends to market satellite-based, high-resolution imagery services using the OrbView-3 System in the United States through ORBIMAGE and elsewhere in the world through distributors subject to distributor license agreements; and

                  WHEREAS, ORBIMAGE and Licensee wish to amend and restate the Original Agreement in its entirety and enter into this Agreement setting forth their respective obligations and understanding relating to the delivery and distribution of high-resolution imagery products using the OrbView-3 System (as defined below).

                  NOW, THEREFORE, the parties agree as follows:

1.       EFFECTIVE DATE OF AGREEMENT

                  This Agreement shall be effective as of December 1, 1995.

2.       DEFINITIONS:

         a. AUTHORIZED CUSTOMER: Throughout the term of this Agreement, any person other than (i) an entity listed on the U.S. State Department List of terrorist countries or a citizen thereof or (ii) any other person who under U.S. laws or regulations is prohibited from receiving OrbView-3 System imagery.

         b. ORBVIEW-3 SYSTEM: The space-based system consisting of the satellite bus, one- and two-meter panchromatic camera, four-meter multispectral camera and an associated ground segment consisting of the command and control station, the ground image receive station and the image processing center.

         c. LICENSEE GROUND FACILITY: The ground image receive station and image processing center located in the Territory.

         d. OPERATIONAL CAPABILITY DATE: The date when the OrbView-3 System is placed into operation following the successful launch and completion of on-orbit checkout of that satellite, including all of its subsystems and payloads.
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         e. TERRITORY: North and South Korea, to include the 200 nautical mile fishery conservation zone of North and South Korea.

         f. ORBIMAGE SYSTEM SOFTWARE: Proprietary ORBIMAGE software that shall be developed and provided by ORBIMAGE in order to permit Licensee to generate from the OrbView-3 System satellite raw imagery and high resolution imagery of the Territory.

         g. TARGET LAUNCH DATE.  October 31, 1998.

3.       GRANT OF LICENSE

         a. Subject to receipt of U.S. Department of Commerce and all other applicable U.S. agency approvals of this Agreement, ORBIMAGE grants to Licensee an exclusive license in the Territory (the "License") to: (a) receive, process and sell imagery of the Territory using the OrbView-3 System satellite while it is within view of the Licensee's ground receive station, (b) use the ORBIMAGE system methods, (c) use, if permitted by law, the ORBIMAGE logos, trademarks, service marks and name, in accordance with the terms and conditions set forth in this Agreement, and (d) install and use the ORBIMAGE System Software. ORBIMAGE also hereby grants the Licensee priority use of the OrbView-3 System while the satellites are within effective imaging range during their orbit over the Territory.

         b. ORBIMAGE will command, control and task the OrbView-3 System, including all of its subsystems, from its ground facilities located in the United States.

         c. The Licensee acknowledges that it must abide by the terms and conditions of the operating license granted to ORBIMAGE by the U.S. Department of Commerce as contained in Attachment A. Licensee hereby acknowledges that it has read, understands and will comply with the contents of Attachment A, including any subsequent modifications imposed by the Department of Commerce. The Licensee further acknowledges that it will not knowingly directly or indirectly sell or provide any OrbView-3 System imagery to any person other than an Authorized Customer. Violation of any of the terms of this paragraph will be sufficient cause for, at ORBIMAGE's sole option, immediate cancellation or termination of this Agreement, including the License granted hereunder.

         d. Except as otherwise provided in Section 3(g), the Licensee may not transfer the License to other users or operators without the prior written consent of ORBIMAGE.

         e. The Licensee acknowledges its responsibility to ensure that all receivers of OrbView-3 System imagery are notified and agree that they may not redistribute, sell or provide any OrbView-3 System imagery in any form to any other entity without the prior written consent of ORBIMAGE. Licensee shall strictly enforce such prohibitions against any and all receivers of OrbView-3 System imagery.

         f. Licensee has provided ORBIMAGE with a deposit of U.S.$ 250,000 to be applied against payment due for the Licensee Ground Facility, or if the Licensee does not award a Ground Facility contract to ORBIMAGE or MacDonald, Dettwiler and Associates Ltd., against the first year payment of U.S. $ [Confidential Treatment Requested] as provided in Section 5(c).

         g. Licensee shall have the right to novate this agreement to an entity to be incorporated under the laws of the Republic of Korea in which an entity controlled by the Korean Government and/or

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the Licensee will own more than fifty percent (50%) of the shares and the other shareholders, if any, will be persons of the Korean nationality; and provided further that Licensee fully guarantees the performance under this Agreement of such entity to which this Agreement is novated.

4.       SCOPE OF AGREEMENT

         a.       Responsibilities and Rights of Licensee.   Licensee shall:

                  (i) Promptly obtain and at all times maintain, at its sole expense, all governmental approvals, licenses, authorizations and permits (the "Permits") necessary (A) to develop, construct, implement and operate the OrbView-3 System in the Territory, including any necessary in-country environmental impact studies, (B) to provide OrbView-3 System services in the Territory, and (C) to use the Licensee Ground Facility to receive high-resolution (1-2 meter panchromatic and 4 meter multi-spectral) imagery during the term of this Agreement;

                  (ii) Use all commercially reasonable efforts to advertise, promote and market the OrbView-3 System and its capabilities, products and services to Authorized Customers. Except as otherwise provided for in this Agreement, Licensee is responsible for actively promoting OrbView-3 System imagery products to all Authorized Customers within the Territory and for selling OrbView-3 System imagery products of the Territory to all Authorized Customers located in all parts of the world;

                  (iii) Operate the Licensee system in a manner so as not to injure the reputation of ORBIMAGE or otherwise adversely impact the operations or commercial viability of the OrbView-3 System in other territories;

                  (iv) With the prior written approval of ORBIMAGE and to the extent permitted by applicable law, use the OrbView logos and all OrbView trademarks and service marks in Licensee's marketing and advertising for the Licensee system. Such use will conform to ORBIMAGE requirements for display and use of the OrbView logos, trademarks and service marks; and obtain all governmental approvals, licenses, authorizations and permits necessary to use such logos, trademarks and service marks and, to the extent not previously done so by ORBIMAGE, to register such logos, trademarks and service marks in OrbView's name for use by Licensee in the Territory. Any modification or partial use of the word "OrbView" for a logo, trademark, service mark or trade name shall also require the prior written approval of ORBIMAGE;

                  (v) Pay to ORBIMAGE the fees, costs and other payments set forth in this Agreement;

                  (vi) Give ORBIMAGE and its representatives reasonable access during normal business hours to Licensee's books, accounts, records, contracts and documents concerning the Licensee system and use of the logos, trademarks and service marks for, among other reasons, the purpose of determining compliance by Licensee with the terms of this Agreement;

                  (vii) Use the ORBIMAGE System Software only to operate the Licensee system, and shall not copy or disclose, sell, distribute or re-license such software to any other person or entity or reverse engineer or compile or disassemble such software; Licensee may request an extension for the use of the ORBIMAGE System Software beyond the expiration date of this Agreement provided both parties mutually agree to the terms and conditions of such an extension;

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                  (viii) Establish an accounting system with books, records and procedures sufficient to establish and maintain an adequate audit trail of all transactions conducted by the Licensee. Licensee agrees that only one set of accounting records will exist for the OrbView-3 System, that all transactions applicable to the OrbView-3 System will be recorded in these records and that such records will be updated and maintained on a current basis so as to provide the means for ORBIMAGE to independently verify compliance with the provisions of this Agreement;

                  (ix) Use the Licensee Ground Facility to receive high resolution imagery of equal or better quality to that described in Attachment D only from the OrbView-3 System and not from any other competitive high-resolution provider. Licensee may use the Licensee Ground Facility for any other purposes. Licensee shall have the right to sell in the Territory, on a non-exclusive basis, OrbView-3 System imagery of other territories from other ORBIMAGE distributors worldwide, subject to the specific terms and conditions of each distributor's license and ORBIMAGE's royalty requirements;

                  (x) Have the non-exclusive right to solicit other entities in the Territory to participate and/or invest in the Licensee's promotion and sales of OrbView-3 System products in the Territory with prior written approval from ORBIMAGE; and

                  (xi) Forward to the ORBIMAGE's ground facility in the United States, by the most expeditious means, all requests for imagery taskings of the satellites in the OrbView-3 System. The ORBIMAGE ground facility will consolidate all worldwide requests for imagery taskings and will uplink these taskings at the same time to the OrbView-3 System satellite.

         b.       RESPONSIBILITIES OF ORBIMAGE. ORBIMAGE SHALL:

                  (i) Use commercially reasonable efforts to launch the OrbView-3 System satellite by the Target Launch Date. In the event that the OrbView-3 System satellite has not been launched within six months of the Target Launch Date, then ORBIMAGE and Licensee shall each have the option to terminate the Agreement immediately, provided that written notice of termination must be delivered to the other party no later than May 15, 1999 (or the first business day thereafter if May 15 falls on a weekend). After termination of the Agreement under this Section 4(b)(i), Licensee agrees that ORBIMAGE may be the preferred provider of one-meter digital satellite imagery unless another commercial entity launches an operating system prior to ORBIMAGE's launch of OrbView-3 that is capable of providing to Licensee such imagery services that were otherwise to be provided by ORBIMAGE pursuant to the Agreement;

                  (ii) Use commercially reasonable efforts to assist Licensee in providing data relating to the OrbView-3 System required by any governmental authority or agency in connection with Licensee obtaining any of the Permits if Licensee cannot reasonably provide such data itself; provided that written data shall be provided at ORBIMAGE's expense and any data required to be presented in person or orally shall be provided at Licensee's expense; and provided further that ORBIMAGE shall not be required to disclose any such data unless ORBIMAGE reasonably believes that such data will be maintained by the receiving party on a confidential basis;

                  (iii) Implement advertising and other promotional programs for the OrbView-3 System, the scope and timing of which shall be at ORBIMAGE's sole discretion;

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                  (iv) Perform and have sole responsibility for telemetry,
tasking and control of the satellite and all of its subsystems and payloads using ORBIMAGE facilities located in the United States and Licensee may not perform these functions from its facilities;

                  (v) Seek the permission of the Licensee prior to [Confidential Treatment Requested];

                  (vi) Use commercially reasonable efforts to finalize by January 31, 1997 the terms of a financing plan to fund all amounts projected to be required for the design, development, construction, launch and initial operations of the OrbView-3 System. ORBIMAGE shall be deemed to have complied with this requirement if it delivers to Licensee a letter from the President and Chief Executive Officer of Orbital Sciences Corporation confirming that a satisfactory financing plan sufficient to fund the OrbView-3 System program, as contemplated at such time, is in place, accompanied by a copy of a share purchase agreement or similar agreement among Orbital Sciences Corporation, ORBIMAGE and other investors to commit to finance the amount projected to be required for the design, development, construction, launch and initial operations of the OrbView-3 System. If such financing plan is not in place by January 31, 1997, then either party may terminate the Agreement, provided that written notice of termination must be delivered to the other party no later than February 21, 1997;

                  (vii) Provide Licensee with periodic progress reports on a semi-annual basis in writing; and

                  (viii) Use commercially reasonable efforts to obtain insurance that will cover losses from either a launch or on-orbit OrbView satellite failure. ORBIMAGE will keep Licensee apprised of the status of negotiations with insurance provider and the terms and conditions of such policy.

5.       REVENUE REQUIREMENTS

         a. The Licensee will have the sole authority to establish the final retail price for all OrbView-3 System imagery of the Territory sold to Authorized Customers located either inside or outside the Territory. It is mutually agreed that such retail prices should be established at a level so as to maximize profits from sales of OrbView-3 System imagery of the Territory to customers throughout the world.

         b. Each request for a separate image shall be considered a "tasking"; for example, a stereo image product shall be considered two taskings. Imagery of the Territory taken by the OrbView-3 System satellite shall be downlinked in real-time to the Licensee Ground Facility for processing, archiving, and sale.

         c. (i) Licensee agrees to pay ORBIMAGE a guaranteed amount of U.S.$[Confidential Treatment Requested] (the "Guaranteed Amount") per 12-month period, beginning with the Operational Capability Date of the OrbView-3 System and ending three years later, for a total payment of U.S.$[Confidential Treatment Requested], provided that the raw imagery is transmitted in a reasonable fashion to the Licensee. (Each 12-month period following the Operational Capability Date is referred to herein as the "Operational Period.") Such payments shall be made [Confidential Treatment Requested] on a quarterly basis and shall be in the amount of U.S..$[Confidential Treatment Requested], and shall be made regardless of the number of taskings or archive sales actually ordered by Licensee. The first payment shall be pro-rated as appropriate depending upon the Operational Capability Date.

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                  (ii) The Guaranteed Amount shall be deemed consideration for
[Confidential Treatment Requested] taskings and sales from the Licensee archive in each given Operational Period. For the purpose of calculating [Confidential Treatment Requested] monoscopic mode taskings and sales from the Licensee archive, a tasking and the first sale of the image from such tasking, whether the sale is made simultaneously with the tasking or after stored in Licensee's archive, shall be considered as one. If in the second or third Operational Period, Licensee has requested more than [Confidential Treatment Requested] taskings and/or archive sales, in the aggregate, then Licensee shall pay ORBIMAGE a royalty for each additional tasking and for each additional sale or delivery of imagery from the Licensee archive during such Operational Period based upon [Confidential Treatment Requested]. All sales/deliveries of imagery from the Licensee archive to an entity [Confidential Treatment Requested] and/or [Confidential Treatment Requested] shall be included in the [Confidential Treatment Requested] number. There shall be no [Confidential Treatment Requested].

                  (iii) It is recognized that Licensee may request imagery of territories other than the Territory, and that ORBIMAGE will use its reasonable efforts to meet such requests, subject to contractual or other obligations. In the event such imagery is provided, it shall be subject to the pricing terms set forth in the preceding paragraph (ii).

         d. ORBIMAGE shall invoice Licensee on a quarterly basis for the lump sum payment and royalties provided for in subsection (c) above. All invoices shall be paid within 30 days of receipt. In the event Licensee fails to make payment within the required period, ORBIMAGE, at its discretion, may assess a finance charge at the prime rate charged by Morgan Guaranty Trust Company of New York at the date of invoice plus 5% per annum. Annual license payments related to subsequent satellites that may be incorporated into the OrbView-3 System will be the subject of future negotiations.

         e. In the event that the OrbView-3 System satellite is or becomes incapable of providing imagery on a regular basis in accordance with the parameters set forth in Attachment D and ORBIMAGE is unable to cure such failure within [Confidential Treatment Requested] days notice thereof, then the parties shall renegotiate the price set forth in subparagraph (c) above. If the parties are unable to agree on mutually acceptable price terms in such circumstances, then either party may terminate the Agreement upon ten (10) days written notice to the other.

6.       LICENSEE GROUND FACILITY

            Licensee shall procure a ground image receive station and image processing center that shall be operational and capable of receiving and processing OrbView-3 System imagery data no later than the Target Launch Date.

7.       TERM OF THE AGREEMENT

         a. TERM. This Agreement shall terminate on the date three years after the Operational Capability Date of the OrbView-3 System. The terms and other conditions relating to it, may, by mutual agreement, be modified whenever additional satellites or other major significant capabilities are contemplated for addition to the OrbView-3 System. Within one year prior to the expiration of the initial term of this Agreement, Licensee may request that this Agreement be extended for a further period of up to ten years, which request shall be subject to good faith negotiations by both parties.

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         b. TERMINATION FOR CONVENIENCE. Each party shall have the right to terminate this Agreement for convenience at any time by giving ten (10) days notice to the effect to the other party and shall pay as damages the amounts set forth in Section 7(d) below.

         c. TERMINATION FOR BREACH. This Agreement may be terminated by the non-breaching party at any time after the occurrence of any of the following events ("Events of Default"):

                  (i) Licensee shall fail to pay any amount due under this Agreement, within the time period specified, and such payment is not made within five days notice from ORBIMAGE of such failure;

                  (ii) Any representation or warranty made by Licensee or ORBIMAGE in this Agreement or any other document delivered pursuant to this Agreement shall be false or misleading in any material respect;

                  (iii) A party shall fail to observe or perform any of its material obligations under this Agreement, and such failure to observe or perform is not cured within sixty (60) days of notice of such failure;

                  (iv) A party shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise;

                  (v) Currency exchange restrictions that prevent Licensee from making its payments to ORBIMAGE in U.S. dollars shall be imposed by any governmental authority or agency in the Territory and continue in effect for more than 12 months;

                  (vi) Licensee shall take any action or fail to take any action that results in Licensee or ORBIMAGE contravening or violating any law in effect in any part of the Territory or the United States;

                  (vii) Licensee shall fail to obtain any necessary Korean Government permits within 60 days after the Operational Capability Date; and

                  (viii) Following the Operational Capability Date, ORBIMAGE is unable to deliver images that conform with the performance requirements set forth in Attachment D hereto, and such failure is not cured within [Confidential Treatment Requested] days of notice thereof.

         d.       DAMAGES

                  (i)      Damages payable by Licensee to ORBIMAGE:

                           (A)      Except as  otherwise  provided  herein,  if
prior to the launch and initial of operations of the OrbView-3 System, Licensee terminates this Agreement for convenience or ORBIMAGE terminates this Agreement for breach by Licensee, then Licensee shall pay damages to ORBIMAGE equal to the lesser of all reasonable and documented costs incurred to date by ORBIMAGE under this Agreement and the following amounts: $[Confidential Treatment Requested] if the Agreement is terminated before July 31, 1997; $[Confidential Treatment Requested] if the Agreement is

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terminated before January 31, 1998; $[Confidential Treatment Requested] if the
Agreement is terminated before July 31, 1998; $[Confidential Treatment Requested] if the Agreement is terminated at any time after July 31, 1998. The $250,000 deposit provided by Licensee shall be credited against any payments by Licensee under this subparagraph (A).

                           (B) Except as otherwise provided herein, if following
the launch of the OrbView-3 System, Licensee terminates this Agreement for convenience or ORBIMAGE terminates this Agreement for breach by Licensee, then Licensee shall pay damages to ORBIMAGE in an amount equal to $[Confidential Treatment Requested] minus any payments made to ORBIMAGE for OrbView-3 services through the date of termination. Nothing herein shall relieve Licensee of its obligation to pay all invoices that have been delivered, or obligations otherwise accrued, prior to such date of termination.

                  (ii)     Damages payable by ORBIMAGE to Licensee:

                           (A)      Except as otherwise provided herein, if
ORBIMAGE terminates this Agreement for convenience or Licensee terminates this Agreement for breach by ORBIMAGE, then ORBIMAGE shall pay damages to Licensee equal to the lesser of all reasonable and documented costs incurred to date by Licensee under this Agreement and the following amounts: $[Confidential Treatment Requested] if the Agreement is terminated before July 31, 1997; $[Confidential Treatment Requested] if the Agreement is terminated before January 31, 1998; $[Confidential Treatment Requested] if the Agreement is terminated before July 31, 1998; $[Confidential Treatment Requested] if the Agreement is terminated at any time after July 31, 1998. If the Agreement is terminated pursuant to this Section 7(d)(ii)(A), ORBIMAGE shall also refund to Licensee the $250,000 deposit.

                  (iii) All payments for damages under this Section 7 shall be made within thirty (30) days of termination and may be conditioned upon the execution by both parties of a mutually acceptable release.

                  (iv) Notwithstanding anything herein to the contrary, neither ORBIMAGE nor Licensee shall be liable to the other for any damages, expenses, costs, indemnification or otherwise in the event this Agreement is terminated pursuant to Section 4(b)(i) or Section 4(b)(vi), or Section 5(e), except that ORBIMAGE shall refund all or any portion of the $250,000 that has not been applied against payment for the Licensee Ground Facility or the first year Guaranteed Amount as contemplated by Section 3(f) above.

                  (v) In no event shall any liability of either party exceed the amounts provided for in this Section 7 (d).

         e. USE OF SYSTEM AFTER TERMINATION. On the effective date of termination of this Agreement, Licensee shall cease using the OrbView-3 System. In the event of the occurrence of an Event of Default by Licensee, to the extent permitted by law, ORBIMAGE shall be entitled to, in its sole discretion, establish another Licensee in the Territory. Licensee agrees to cooperate in ensuring continued operations and transfer of control to the new Licensee.

8.       REPRESENTATIONS AND WARRANTIES

         a. Licensee represents and warrants to ORBIMAGE that (i) Licensee is a corporation duly incorporated and validly existing under the laws of Republic of Korea; (ii) the execution, delivery and performance of this Agreement by Licensee has been duly authorized by all necessary action on the part

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of Licensee, (iii) this Agreement has been duly executed and delivered by
Licensee and constitutes a legally valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, (iv) Licensee has or will have all Permits from any governmental authority or agency necessary for Licensee to perform its obligations under this Agreement.

         b. Licensee agrees to indemnify and hold harmless ORBIMAGE and its affiliates, officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising out of or in connection with Licensee's wrongful or grossly negligent operation of the Licensee System, Licensee's misuse of the OrbView logos, trademarks and service marks or any other intellectual property rights of ORBIMAGE or any third parties incorporated into the OrbView-3 System, or Licensee's breach of any representations, warranties, covenants or agreements contained herein or of any third party rights. This indemnification obligation shall survive the expiration or termination of this Agreement

         c. ORBIMAGE represents and warrants to Licensee that (i) ORBIMAGE is a corporation duly incorporated and validly existing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement by ORBIMAGE has been duly authorized by all necessary action on the part of ORBIMAGE, (iii) this Agreement has been duly executed and delivered by ORBIMAGE and constitutes a legally valid and binding obligation of ORBIMAGE, enforceable against ORBIMAGE in accordance with its terms; and (iv) that the OrbView-3 System shall be capable of delivering imagery that meets the criteria set forth in Attachment D hereto.

9.       NON-COMPETITION

         a. During Term. As long as this Agreement is in effect and except for the participation in KOMSAT, Licensee agrees that it shall not engage or participate in, assist or have an interest in, directly or indirectly, the operation, management or conduct of any business or enterprise that provides or intends to provide Earth remote sensing products and/or services that competes, directly or indirectly with any part of ORBIMAGE's Earth remote sensing products and/or services as described in Attachment D.

         b. Reserved.

         c. If ORBIMAGE declares a system failure pursuant to Section 10(c), Licensee shall have the right to participate in another commercial remote sensing system provided that Licensee has met all of its financial obligations under this Agreement. Licensee will have been deemed to have met all financial obligations upon payment to ORBIMAGE for all items delivered as of the date of system failure.

10.      SYSTEM OUTAGES AND FAILURE

         a. [Confidential Treatment Requested].

         b. In the event ORBIMAGE is unable to provide Licensee with access to the OrbView-3 System due to temporary or intermittent problems with the OrbView-3 System (not including planned periods of satellite unavailability that result from the OrbView-3 System architecture) for a total of more than [Confidential Treatment Requested] days during any one year period commencing on the Operational Capability Date and any anniversary of such date, Licensee's sole and exclusive remedy shall be to extend the term of this Agreement one day for each day in excess of such [Confidential

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Treatment Requested] days that ORBIMAGE is unable to provide Licensee with access to the OrbView-3 System.

         c. If ORBIMAGE determines in its sole discretion that the OrbView-3 System has permanently and irrevocably failed such that Licensee cannot access the OrbView-3 System, ORBIMAGE shall be entitled to terminate this Agreement.

11.      DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         a. Each of the parties acknowledges and understands that the OrbView-3 System is a new, untested system that entails a high degree of risk of (i) delay in or cancellation of deployment and (ii) launch vehicle, satellite and other equipment or software failure or impaired performance, and that there can be no assurance that the OrbView-3 System will be an economically viable system even if successfully deployed. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business. and ORBIMAGE shall not be liable to Licensee for costs or damages caused by any schedule delays or failure of the OrbView-3 System or any component thereof, except as specifically provided herein.

         b. (i) Except as otherwise specifically provided in Section 8 herein, ORBIMAGE makes no representations or warranties whatsoever with respect to any services and/or products to be provided by ORBIMAGE hereunder, whether express or implied, including any implied warranty of merchantability or fitness for an particular purpose, or any implied warranty arising from course of performance, course of dealing or usage of trade. No representation or other affirmation of fact, including, but not limited to, statements regarding capacity or suitability for use, that is not contained in this agreement shall be deemed to be a warranty by ORBIMAGE.

            (ii) Neither ORBIMAGE nor the Licensee shall be liable to the other for any indirect, incidental, or consequential damages in connection with this Agreement, including loss of use, revenue or profit. Any liability of one party to the other for direct damages shall be limited to the amounts set forth in Section 7(d) above.

         c. Licensee shall insure that all of its Authorized Customers agree to the foregoing waiver of rights and claims.

12.      DISPUTE RESOLUTION

         a. In the event of a dispute regarding any matter covered by this Agreement, ORBIMAGE and Licensee shall use all reasonable efforts to resolve such dispute within sixty calendar days of when such parties commenced discussion of such dispute. In the event the parties are unable to agree on the resolution of such dispute within such period of time, either party may remove the dispute for settlement by final and binding arbitration in London, England, in accordance with the then rules of Arbitration of the International Chamber of Commerce (ICC) (to the extent not modified by this Section). In the event that more than one dispute arises under this Agreement, such disputes may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators, each of whom shall have experience in satellite business and/or the subject matter of the dispute if it is different. Each of ORBIMAGE and Licensee shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within thirty days from the date on which the other party's request for arbitration has been communicated to the first party, such appointment shall be made by the ICC. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and who shall have experience in satellite business and/or the subject matter of the dispute, if it is different. If the two appointed arbitrators fail to nominate a chairman within ten days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the ICC. In all cases, the arbitrators shall be fluent in English and the Arbitration shall be conducted in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorney's fees incurred by the party seeking to enforce the award.

         b. Pending a final determination by the arbitrators, both parties shall continue to fulfill all of their obligations under this Agreement, except in the event that this Agreement has been terminated by either party.

         c. The rights of the parties under this Section 12 shall be the exclusive remedy with respect to any dispute regarding any matter covered by this Agreement.

13.      EXPORT CONTROL AND PROHIBITED FOREIGN TRADE PRACTICES RESTRICTIONS

            Any export of ORBIMAGE hardware, software, and other information shall comply with applicable U.S. export control requirements. Licensee agrees to comply with all applicable laws, rules, and regulations of the United States regarding export controls and foreign corrupt practices, including the United States Federal International Traffic in Arms Regulations and of the Prohibited Foreign Trade Practices Act are set forth in Attachments B and C, as they may be amended from time to time.

14.      RESERVED

15.      MISCELLANEOUS

         a. NOTICES. All notices given under this Agreement must be in writing and sent by hand delivery, by facsimile transmission or by registered mail, postage prepaid, to:

            Orbital Imaging Corporation:

                      ORBIMAGE
                      21700 Atlantic Boulevard
                      Dulles, VA 20166
                      Facsimile:  (703) 406-5552
                      Attention:  President

            Licensee:

                      Samsung Aerospace Industries, LTD
                      Samsung Life Building
                      150, 2-Ka, Taepyoung-Ro, Choong-Ku
                      Seoul, Korea, 100-716
                      Mail Drop No. RAO/C.P.O. Box 9762
or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to either Licensee or ORBIMAGE shall be effective upon delivery if hand delivery, twenty-four (24) hours after transmission, if sent by facsimile, or on the date ten (10) days from posting if sent by mail.

         b. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties, their successors and permitted assigns. Except as otherwise provided in
Section 3(g), neither this Agreement nor any interests or duties of Licensee hereunder may be assigned by Licensee without the express written consent of ORBIMAGE, which consent shall not be unreasonably withheld, provided that either party may assign this Agreement to any successor in interest by merger, acquisition or otherwise, or to any parent or subsidiary entity.

         c. ENTIRE AGREEMENT. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Licensee and ORBIMAGE and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

         d. GOVERNING LAW AND JURISDICTION. (i) The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to any provision of this Agreement. Neither party may bring any action for a claim under this Agreement later than one year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim

         e. FORCE MAJEURE. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 12.

         f. WAIVER. It is understood and agreed that no failure or delay by either ORBIMAGE or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         g. SEVERABILITY. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

         h. HEADINGS. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         i. INDEPENDENT CONTRACTORS. Licensee and ORBIMAGE are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting either party the right or authority to act as a representative, agent, employee or joint venturer of the other.

         j. COMMUNICATIONS IN ENGLISH. The parties agree that all communications, notices or any written material to be provided by ORBIMAGE to Licensee or by Licensee to ORBIMAGE under this Agreement shall be in the English language or accompanied by an accurate and complete translation into English.

         k. CALENDAR. The Gregorian calendar shall be used in calculating, invoicing and paying all amounts due under this Agreement.

         l. PAYMENTS. All payments due and payable hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by either party in writing, as the case may be.

         m. This Agreement is executed in English and Korean counterpart. in the event of a conflict or discrepancy in the interpretation of this Agreement, the English version will govern.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                               ORBITAL IMAGING CORPORATION


                               By:
                                  --------------------------------
                                  Name:   Gilbert D. Rye
                                  Title:  President


                               SAMSUNG AEROSPACE INDUSTRIES, LTD.


                               By:
                                  --------------------------------
                                  Name:   Chang Suk Oh
                                  Title:  Senior Director
                                          Strategic Business Development
                                          Division


                             GUARANTEE OF AGREEMENT

                  With respect to the subject matter of this Agreement, Orbital Sciences Corporation, as a 100% shareholder of Orbital Imaging Corporation, hereby guarantees the performance by Orbital Imaging Corporation of this Agreement.

                               ORBITAL SCIENCES CORPORATION



                               By:
                                  --------------------------------
                                  Name:   Bruce W. Ferguson
                                  Title:  Executive Vice President

                                  ATTACHMENT A

                  U.S. DEPARTMENT OF COMMERCE OPERATING LICENSE
                               ISSUED TO ORBIMAGE

                  On May 5, 1994, the U.S. Department of Commerce issued a license under Title II of the Land Remote Sensing Policy Act of 1992, P.L. 102-555, for Orbital Sciences Corporation (Licensee), on behalf of Eyeglass International, to operate a private remote-sensing space system, known as "Eyeglass". The license was subsequently amended and issued to "ORBIMAGE" to operate the "OrbView" system. The license is valid for a period of 10 years. The major contents of the license are outlined below. All references to "Licensee" are to "ORBIMAGE". It is the intent of this Distribution License Agreement that all of the requirements levied by the Department of Commerce operating license on ORBIMAGE shall also apply to the fullest extent to Samsung Aerospace Industries, Ltd.

                  A. The license is limited to the operations of a land remote-sensing space system and subject to the following terms and conditions that apply to the Licensee and any subsidiary, affiliate, or contractor, as appropriate. The issuance of the license does not relieve the Licensee of the obligation to obtain export or other licenses from appropriate U.S. Government agencies pursuant to applicable statutes.

                  1. Licensee shall comply with the requirements of the Act
                     and any applicable regulations issued pursuant to the Act. The Licensee shall operate the system in a manner that preserves the national security and observes the international obligations and foreign policies of the United States. The Licensee shall at all times maintain positive control of the spacecraft including safeguards to ensure the integrity of spacecraft operations. The Licensee shall maintain and make available to the U.S. Government, as requested, a record of all satellite tasking operations, for the previous year.

                     During periods when national security or international obligations and/or foreign policies may be compromised, as defined by the Secretary of Defense or the Secretary of State, respectively, the Secretary of Commerce may, after consultation with the appropriate agency(ies), require the Licensee to limit data collection and/or distribution by the system to the extent necessitated by the given situation. During those periods when, and for those geographic areas that, the Secretary of Commerce has required the Licensee to limit distribution, the Licensee shall, on request, make the enhanced data thus limited from the system available exclusively, by means of government furnished rekeyable encryption on the downlink, to the U.S. Government. The costs and terms associated with meeting this condition will be negotiated directly between the Licensee and DOD (for the U.S. Government) in accordance with Section 507 (d) of the Act.

                     The Licensee shall ensure that all encryption devices used are approved by the U.S. Government for the purpose of denying unauthorized access to others during periods when national security or international obligations and/or foreign policies may be compromised.

                      The Licensee shall use a data downlink format that allows the U.S. Government access and use of these data during periods when national security or international obligations and/or foreign policies may be compromised. The Licensee shall provide sufficient documentation to the U.S. Government on the Licensee's downlink data format to assure this access.

                  2. Licensee will make available to the Government of any country (including the United States) unenhanced data concerning the territory under the jurisdiction of such Government as soon as such data are available and on reasonable cost terms and conditions.

                  3. Licensee will make available unenhanced data requested by the National Satellite Land Remote Sensing Data Archive (the Archive) in the Department of the Interior on reasonable cost terms as agreed by the Licensee and the Archive. After a reasonable period of time, as agreed with the Licensee, the Archive may make these data available to the public at a price equivalent to the cost of fulfilling user requests.

                      Before purging any data in its possession, the Licensee shall offer such data to the Archive at the cost of reproduction and transmission. The Archive may make these data available immediately to the public at a price equivalent to the cost of fulfilling user requests.

                  4. Upon termination of operations under the license, the Licensee will dispose of any satellite in space in a manner satisfactory to the President. To meet this condition and to deal with any circumstances involving the satellite's end of life/termination of mission, the Licensee shall obtain a priori U.S. Government approval of all plans and procedures to deal with the safe disposition of the satellite (e.g., burn on reentry or controlled deorbit).

                  5. Licensee shall not change the operational specifications of the satellite system from the application as submitted, which would result in materially different capabilities than those described in the application, without filing an amendment as specified in paragraph C.3 of this license.

                  6. Licensee shall notify the National Environmental Satellite, Data, and Information Service (NESDIS) of any significant or substantial agreement the Licensee intends to enter with a foreign nation, entity, or consortium involving foreign nations or entities at least 60 days before concluding such agreement. Significant or substantial agreements include, but are not limited to, agreements which would provide for the tasking of the satellite and its sensors, provide for real-time direct access to unenhanced data, or involve high-volume data purchase agreements. NESDIS, in consultation with the appropriate agencies, shall review the proposed agreement to ensure that it is consistent with the terms and conditions of this license. Specifically, the agreement shall require that the foreign entity will abide by the conditions in this license addressing national security and international obligations and foreign policies. If NESDIS, in consultation with appropriate agencies, determines that the proposed agreement will compromise national security concerns or international obligations or foreign policy, NESDIS will so advise the Licensee.

                  B. Enforcement of this license will be carried out in accordance with section 203 of the Act. Any civil penalties authorized by section 203(a) (3) will be assessed in accordance with the procedures set forth in Subparts B and C of 15 C.F.R. Part 904. Such civil penalties may be assessed in amounts up to $10,000 for any violation of the Act or any condition of this license with each day of violation constituting a separate violation.

                  C. Before the Licensee may take any of the following actions NESDIS must grant an amendment to the license. NESDIS will consult with the appropriate Federal agencies, as required by the Act, before taking final action on the amendment. The Licensee must promptly file all relevant information with NESDIS if the Licensee anticipates the occurrence of any of the following conditions:

                  1. Assignment or transfer of the license;

                  2. Any change in ownership of the Licensee that would
                     result in foreign individuals, entities, or consortia having an aggregate interest in the Licensee in excess of 25 percent; and

                  3. Any change in the orbital characteristics,
                     performance specifications, or data collection and exploitation capabilities approved above. In the case of an emergency posing an imminent and substantial threat of harm to human life, property, environment, or the remote-sensing space system itself, Licensee shall not be required to obtain such amendment. If circumstances permit, Licensee shall attempt to obtain oral approval from NESDIS prior to making any such substantial change.

                                  ATTACHMENT B

            COMPLIANCE WITH INTERNATIONAL TRAFFIC IN ARMS REGULATIONS

                  Although this Agreement is not intended to be a technical assistance agreement as defined in Part 120.22 of the International Traffic in Arms Regulations, to the extent any part of this Agreement is deemed to be a technical assistance agreement, the following provisions of Part 124.8 shall apply with respect to that part of this Agreement:

                  A. The applicable part of this Agreement shall not enter into force, and shall not be amended or extended, without the prior written approval of the Department of State of the U.S. Government.

                  B. The applicable part of this Agreement is subject to all United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations.

                  C. The parties to this Agreement agree that the obligations contained in this Agreement shall not affect the performance of any obligations created by prior contracts or subcontracts which the parties may have individually or collectively with the U.S. Government.

                  D. No liability will be incurred by or attributed to the U.S. Government in connection with any possible infringement of privately owned patent or proprietary rights, either domestic or foreign, by reason of the U.S. Government's approval of this Agreement.

                  E. Any technical data or defense service exported from the United States in furtherance of this Agreement and any defense article which may be produced or manufactured from such technical data or defense service may not be transferred to a person in a third country or to a national of a third country unless the prior written approval of the Department of State has been obtained.

                  F. All provisions in this Agreement which refer to the U.S. Government and the Department of State will remain binding on the parties after the termination of this Agreement.

                                  ATTACHMENT C

                     PROHIBITED FOREIGN TRADE PRACTICES ACT

                  A. Licensee agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to any official or employee of a government, or of any subdivision thereof, with the intent to (1) influence any official act or decision of such official or employee, (2) induce such official or employee to do or omit to do any act in violation of his or her lawful duty, or (3) induce such official or employee to use his or her influence to affect or influence any act or decision of a government, or of any subdivision thereof, to assist ORBIMAGE in obtaining or retaining business, or in directing business to any person.

                  B. Licensee agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to any political party or official thereof or any candidate for any political office, with the intent to (1) influence any official act or decision of such party, official or candidate, (2) induce such party, official or candidate to do or omit to do any act in violation of its, his or her lawful duty, or (3) induce such party, official or candidate to use its, his or her influence to affect or influence any act or decision of a government, or of any subdivision thereof, to assist ORBIMAGE in obtaining or retaining business, or in directing business to any person.

                  C. Licensee agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to any person, knowing or having reason to know that all or a portion of such thing of value is to be given, offered or promised to any official or employee of a government, or of any subdivision thereof, or any political party or official thereof, or to any candidate for any political office, with the intent to (1) influence any official act or decision of such official, party, party official or candidate,
(2) induce such official, party, party official or candidate to do or omit to do any act in violation of its, his or her lawful duty, or (3) induce such official, party, party official or candidate to use its, his or her influence to affect or influence any act or decision of a government, or of any subdivision thereof, to assist ORBIMAGE in obtaining or retaining business, or in directing business to any person.

                  D. Licensee agrees that, in performing its obligations under this Agreement, it will not undertake, nor cause nor permit to be undertaken, any activity which either (1) is illegal under any applicable laws, decrees, rules or regulations in effect in any country, or (2) would have the effect of causing ORBIMAGE to be in violation of any applicable laws, decrees, rules or regulations in effect in the United States or in any country.

                  E. Licensee hereby represents and warrants that neither Licensee, nor any employee, representative or agent of Licensee, is an official or employee of the government of any country whose laws are applicable to the performance of this Agreement ("Applicable Country"), or any subdivision thereof. Licensee further agrees to notify ORBIMAGE event that this covenant ceases to be true.

                  F. Licensee agrees to notify ORBIMAGE immediately of any extortive solicitation, demand or other request for anything of value, by or on behalf of any official or employee of the government of any Applicable Country, or of any subdivision thereof, relating to the subject matter of this Agreement.

                  G. If Licensee breaches any of the covenants set forth in A, B, or C above, (1) this Agreement shall become void, and (2) ORBIMAGE shall have a cause of action against Licensee for, among other things, the amount of any monetary payment or thing of value given by Licensee in breach of any of the above-mentioned covenants.

                                  ATTACHMENT D

                  EXPECTED PERFORMANCE OF THE ORBVIEW-3 SYSTEM

      Resolution & Swath Width:

         Panchromatic:     1-meter resolution in 8 kilometer swaths
                           2-meter resolution in 8 kilometer swaths

         Multispectral:    4-meter resolution in 8 kilometer swaths

      MTF:

         [Confidential Treatment Requested]
         [Confidential Treatment Requested]
         [Confidential Treatment Requested]

      Orbital Characteristics:

         Revisit over the Korean Peninsula every three days or less.

      Accuracy:

         [Confidential Treatment Requested]
         [Confidential Treatment Requested]